Exhibit 99.1

BGC Announces Close of Sale of its Platform for the Fully Electronic Trading of Benchmark, on-the-Run U.S. Treasuries to NASDAQ OMX

NEW YORK, NY – July 1, 2013 - BGC Partners, Inc. (NASDAQ: BGCP) (“BGC Partners,” “BGC,” or “Company”), today announced that it closed the sale of its benchmark on-the-run, 2-, 3-, 5-, 7-, 10-, and 30-year fully electronic trading platform for U.S. Treasury Notes and Bonds to NASDAQ OMX Group, Inc. (NASDAQ: NDAQ) (“NASDAQ OMX.”) The purchase consideration consists of $750 million in cash paid upon closing, plus an expected earn-out of up to $484 million of NASDAQ OMX common stock to be paid ratably over 15 years, assuming that NASDAQ OMX, as a whole, generates at least $25 million in revenues each year.

On the June 28, 2013 closing, NASDAQ OMX purchased certain assets and assumed certain liabilities from BGC and its affiliates, including the eSpeed brand name and various assets comprising the fully electronic portion of BGC’s benchmark on-the-run U.S. Treasury brokerage, market data and co-location service businesses (the “Purchased Assets”). BGC retains all of its other voice, hybrid, and fully electronic trading, market data, and software businesses, including voice, hybrid and electronic brokerage of off-the-run U.S. Treasuries, as well as Treasury Bills, Treasury Swaps, Treasury Repos, Treasury Spreads, and Treasury Rolls. BGC also continues to offer voice brokerage for on-the-run U.S. Treasuries.

For further details on the Purchased Assets and the closing of the sale, please see BGC’s filings on Forms 8-K and 10-Q discussing the transaction.

BGC Partners’ legal advisor in connection with the transaction was Wachtell, Lipton, Rosen & Katz. Cantor Fitzgerald & Co. served as the Company’s financial advisor.

About BGC Partners, Inc.

BGC Partners is a leading global brokerage company primarily servicing the wholesale financial and real estate markets. Products include fixed income securities, interest rate swaps, foreign exchange, equities, equity derivatives, credit derivatives, commercial real estate, commodities, futures, and structured products. BGC also provides a wide range of services, including trade execution, broker-dealer services, clearing, processing, information, and other back-office services to a broad range of financial and non-financial institutions. Through its BGC Trader and BGC Market Data brands, BGC offers financial technology solutions, market data, and analytics related to select financial instruments and markets. Through the Newmark Grubb Knight Frank brand, the Company offers a wide range of commercial real estate services, including leasing and corporate advisory, investment sales and financial services, consulting, project and development management, and property and facilities management. BGC’s customers include many of the world’s largest banks, broker-dealers, investment banks, trading firms, hedge funds, governments, corporations, property owners, real estate developers, and investment firms. For more information, please visit www.bgcpartners.com.

BGC, BGC Trader, Grubb & Ellis, Grubb and Newmark are trademarks and service marks of BGC Partners, Inc. and its affiliates. Knight Frank is a service mark of Knight Frank Limited Corp., used with permission.

Discussion of Forward-Looking Statements by BGC Partners

Statements in this press release regarding BGC Partners’ business that are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see BGC’s Securities and Exchange Commission filings, including, but not limited to, the risk factors set forth in the Company’s public filings, including the most recent Form 10-K and any updates to such risk factors contained in subsequent Form 10-Q or Form 8-K filings.

BGC Media Contacts:

Hannah Sloane

+1 212-294-7938

Sarah Laufer

+1 212-915-1008

BGC Investor Contacts:

Jason McGruder

+1 212-829-4988

Ben Goldman

+1 212-610-3680